EXHIBIT 8.2

[ALLENS ARTHUR ROBINSON LETTERHEAD]

12 March 2007

Crusade Management Limited

4-16 Montgomery Street

Kogarah   NSW  2217

Dear Sirs

Crusade Global Trust No. 1 of 2007

We have acted for Crusade Management Limited (CML) in connection with the preparation of the following documents:

(a)

Prospectus dated 23 February 2007 (the Prospectus);

(b)

Prospectus Supplement dated 8 March 2007 (the Prospectus Supplement);

(c)

Registration Statement on Form S-3, File No. 333-128920 together with exhibits and any amendments to it (the Registration Statement);

(d)

Master Trust Deed dated 14 March 1998 between St.George Bank Limited (St.George), CML and Perpetual Trustees Consolidated Limited (formerly National Mutual Trustees Limited) (the Issuer Trustee) (the Master Trust Deed);

(e)

Supplementary Terms Notice to be dated on or about 13 March 2007 between, among others, CML and the Issuer Trustee;

(f)

Note Trust Deed to be dated on or about 13 March 2007 between CML, the Issuer Trustee, P.T.Limited and any Note Trustee;

(g)

Security Trust Deed dated 5 March 2007 between, among others, CML and the Issuer Trustee;

(h)

Agency Agreement to be dated on or about 13 March 2007 between, among others, CML and the Issuer Trustee; and

(i)

Servicing Agreement dated 19 March 1998 between St.George, the Issuer Trustee and CML,

(collectively the Prospectus Documents) as filed by CML with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Class A-1 Mortgage Backed Notes (the Notes) to be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 1 of 2007.

Definitions in the Prospectus Documents apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.

Documents

We have examined a copy of the Prospectus Documents.

2.

Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.

Qualifications

Our opinion is subject to the following qualifications:

(a)

we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America; and

(b)

our opinion is subject to the explanations and qualifications set forth under the caption “Australian Tax Matters” in the Prospectus and the Prospectus Supplement.

4.

Opinion

Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled “Australian Tax Matters” in the Prospectus and the Prospectus Supplement does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the statements set forth in the Prospectus and the Prospectus Supplement under the heading “Australian Tax Matters” as at the date of this opinion. There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the headings in the Prospectus and the Prospectus Supplement “Australian Tax Matters” and "Legal Matters", without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Allens Arthur Robinson

Allens Arthur Robinson

Andrew Jinks

Partner